Exhibit 99.1

MARTIN MARIETTA REPORTS THIRD-QUARTER 2023 RESULTS

Achieved Record Quarterly Consolidated Revenues, Profitability and Margins

Aggregates Gross Profit Per Ton Increased 42.4 Percent to $7.89

Robust Earnings Growth Reinforces Benefits of Value-Over-Volume Strategy

Raised Adjusted EBITDA Guidance

RALEIGH, N.C. (November 1, 2023) – Martin Marietta Materials, Inc. (NYSE: MLM) (“Martin Marietta” or the “Company”), a leading national supplier of aggregates and heavy building materials, today reported results for the third quarter ended September 30, 2023.

Third-Quarter Highlights

(Financial highlights are for continuing operations)

	Quarter Ended September 30,
(In millions, except per share)	2023	2022	% Change
Total revenues [1]	$1,994.1	$1,811.7	10.1%
Gross profit	$676.0	$487.8	38.6%
Earnings from operations	$566.6	$405.9	39.6%
Net earnings from continuing operations attributable to Martin Marietta	$430.3	$291.2	47.8%
Adjusted EBITDA [2]	$705.2	$533.1	32.3%
Earnings per diluted share from continuing operations	$6.94	$4.67	48.6%

1
Total revenues include the sales of products and services to customers (net of any discounts or allowances) and freight revenues.
2
Earnings from continuing operations before interest, income taxes, depreciation, depletion and amortization expense, the earnings/loss from nonconsolidated equity affiliates, and acquisition and integration expenses, or Adjusted EBITDA, is a non-GAAP financial measure. See Appendix to this earnings release for a reconciliation to net earnings from continuing operations attributable to Martin Marietta.

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Ward Nye, Chairman and CEO of Martin Marietta, stated, “We are pleased to again report record quarterly results for nearly every financial and operational measure, including continued world-class safety incidence rates. These extraordinary results demonstrate the earnings power of our business, driven by our team’s disciplined execution of our proven value-over-volume commercial strategy. Our commitment to safety, enterprise excellence and the steady advancement of our strategic plan underpins our track record of success and our confidence to continue delivering attractive growth.

"Consistent with our aggregates-led product focus, on October 31, 2023, we closed the sale of our Tehachapi, California cement plant for $315 million, which largely concludes planned asset sales from the 2021 Lehigh Hanson West acquisition. This divestiture not only improves our product mix, but also provides additional balance sheet flexibility to redeploy the proceeds into pure-play aggregates acquisitions.

“The results for the quarter and through nine months underscore our confidence that Martin Marietta will continue to outperform in the near-, medium- and long-term as we benefit from our business-mix portfolio and carefully curated coast-to-coast footprint. Specifically, we see increased investment in large infrastructure and manufacturing projects across the United States. These positive trends provide an attractive counter-balance to the slowing in warehouses, private light nonresidential and residential construction, which have been impacted by tightening credit conditions. Notably however, the single-family residential sector, remains fundamentally underbuilt, particularly in key Martin Marietta Sun Belt markets. As such, we fully expect demand in these end markets to accelerate when inflation moderates and restrictive monetary policy eases.”

Mr. Nye concluded, “Our outstanding year-to-date results, despite reduced product shipments, underscore the durability of our business, the vitality of our chosen geographies, the efficacy of our value-over-volume market approach, as well as our ability to adapt to the challenges inherent in the current volatile macroeconomic and geopolitical environment. With robust, multi-year demand from infrastructure and U.S.-based manufacturing, coupled with an attractive commercial environment, Martin Marietta is well-positioned to deliver compelling results and superior shareholder value for the foreseeable future."

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Third-Quarter Financial and Operating Results

(All financial and operating results are for continuing operations and comparisons are versus the prior-year third quarter, unless otherwise noted)

Building Materials Business

The Building Materials business generated record revenues of $1.9 billion, a 10.5 percent increase. Gross profit increased 38.4 percent to a record of $649.5 million.

Aggregates

Third-quarter aggregates shipments decreased 7.3 percent, as softer demand in certain Midwest and Southwest markets was partially offset by continued strength in key Southeast markets. Pricing increased 20.0 percent, or 17.2 percent on a mix-adjusted basis, due to the cumulative effect of January 1, 2023 and mid-year 2023 pricing actions.

Aggregates gross profit increased 32.1 percent to a record of $440.6 million as pricing growth more than offset lower shipments and higher costs, underscoring the benefits of the Company's value-over volume commercial philosophy.

Cement

Cement shipments of 1.1 million tons were relatively flat while pricing increased 18.9 percent, or 18.6 percent on a mix-adjusted basis, as largely sold-out conditions continue to drive robust pricing momentum.

Cement gross profit increased 61.5 percent to a record $108.7 million.

Downstream businesses

Ready mixed concrete revenues increased 25.3 percent to $285.2 million while gross profit increased 81.8 percent to $34.1 million.

Asphalt and paving revenues increased 14.6 percent to a record of $359.9 million. Likewise, gross profit increased 33.0 percent to a record of $66.1 million, as lower natural gas and liquid asphalt, or bitumen, costs augmented pricing growth.

Magnesia Specialties Business

Magnesia Specialties revenues of $75.5 million were flat as softer demand for chemical products was offset by strong pricing improvement in both chemicals and lime product lines. Gross profit increased 3.6 percent to $21.4 million, as energy cost moderation and higher pricing more than offset lower operating leverage.

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Cash Generation, Capital Allocation and Liquidity

Cash provided by operating activities for the nine months ended September 30, 2023 was $972.5 million compared with $560.7 million for the prior-year period, reflecting the growth in net earnings.

Cash paid for property, plant and equipment additions for the nine months ended September 30, 2023 was $464.1 million.

During the nine months ended September 30, 2023, the Company returned $278.2 million to shareholders through dividend payments and share repurchases. As of September 30, 2023, 12.7 million shares remained under the current repurchase authorization.

The Company had $647.6 million of unrestricted cash and cash equivalents on hand and $1.20 billion of unused borrowing capacity on its existing credit facilities as of September 30, 2023.

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Revised Full-Year 2023 Guidance

The Company’s 2023 guidance excludes businesses classified as discontinued operations.

2023 GUIDANCE
(Dollars in Millions)	Low *	High *
Consolidated
Total revenues[1]	$6,735	$6,855
Interest expense	$165	$170
Estimated tax rate (excluding discrete events)	21%	22%
Net earnings from continuing operations attributable to Martin Marietta	$1,095	$1,195
Adjusted EBITDA[2]	$2,050	$2,150
Capital expenditures	$575	$625

Building Materials Business
Aggregates
Volume % change[3]	(5.0)%	(4.0)%
ASP % change[4]	18.0%	20.0%
Gross profit	$1,350	$1,410

Cement, Ready Mixed Concrete and Asphalt and Paving
Gross profit	$513	$533

Magnesia Specialties Business
Gross profit	$90	$100

* Guidance range represents the low end and high end of the respective line items provided above.

1
Total revenues include the sales of products and services to customers (net of any discounts or allowances) and freight revenues.
2
Adjusted EBITDA is a non-GAAP financial measure. See Appendix to this earnings release for a reconciliation to net earnings from continuing operations attributable to Martin Marietta.
3
Volume change is for aggregates shipments, inclusive of internal tons, and is in comparison to 2022 shipments of 207.7 million tons.
4
ASP change is for aggregates average selling price and is in comparison to 2022 ASP of $16.68 per ton.

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Preliminary View of 2024

Aggregates shipments are expected to be relatively flat, as strong demand from public infrastructure and heavy nonresidential projects of scale will partially offset an anticipated softening in the interest-rate sensitive, private light nonresidential and residential sectors. The Company anticipates low double-digit aggregates pricing growth as carryover effects from 2023 together with January 1, 2024 price increases will offset continued inflationary pressure from the recent acceleration in energy-related costs. Notably, the incremental benefits of any 2024 mid-year pricing actions are not included in this preliminary view.

Non-GAAP Financial Information

This earnings release contains financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). Reconciliations of non-GAAP financial measures to the closest GAAP measures are included in the Appendix to this earnings release. Management believes these non-GAAP measures are commonly used financial measures for investors to evaluate the Company’s operating performance and, when read in conjunction with the Company’s consolidated financial statements, present a useful tool to evaluate the Company’s ongoing business, performance from period to period and anticipated performance. In addition, these are some of the factors the Company uses in internal evaluations of the overall performance of its businesses. Management acknowledges that there are many items that impact reported results and the adjustments reflected in these non-GAAP measures are not intended to present all items that may have impacted these results. In addition, these non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies.

Conference Call Information

The Company will discuss its third-quarter 2023 earnings results on a conference call and an online webcast today (November 1, 2023). The live broadcast of the Martin Marietta conference call will begin at 10:00 a.m. Eastern Time and can be accessed by phoning +1 (206) 962-3782 and using conference ID 87720189. Please phone in at least 15 minutes in advance to ensure a timely connection to the call. An online replay will be available approximately two hours following the conclusion of the live broadcast. A link to these events will be available at the Company’s website. Additionally, the Company has posted Q3 2023 Supplemental Information on the Investors section of its website.

About Martin Marietta

Martin Marietta, a member of the S&P 500 Index, is an American-based company and a leading supplier of building materials, including aggregates, cement, ready mixed concrete and asphalt. Through a network of operations spanning 28 states, Canada and The Bahamas, dedicated Martin Marietta teams supply the resources necessary for building the solid foundations on which our communities thrive. Martin Marietta’s Magnesia Specialties business provides a full range of magnesium oxide, magnesium hydroxide and dolomitic lime products. For more information, visit www.martinmarietta.com or www.magnesiaspecialties.com.

Investor Contacts:

Jacklyn Rooker

Director, Investor Relations

+1 (919) 510-4736

Jacklyn.Rooker@martinmarietta.com

MLM-E.

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If you are interested in Martin Marietta stock, management recommends that, at a minimum, you read the Company’s current annual report and Forms 10-K, 10-Q and 8-K reports to the Securities and Exchange Commission (SEC) over the past year. The Company’s recent proxy statement for the annual meeting of shareholders also contains important information. These and other materials that have been filed with the SEC are accessible through the Company’s website at www.martinmarietta.com and are also available at the SEC’s website at www.sec.gov. You may also write or call the Company’s Corporate Secretary, who will provide copies of such reports.

Investors are cautioned that all statements in this release that relate to the future involve risks and uncertainties and are based on assumptions that the Company believes in good faith are reasonable but which may be materially different from actual results. These statements, which are forward-looking statements under the Private Securities Litigation Reform Act of 1995, provide the investor with the Company’s expectations or forecasts of future events. You can identify these statements by the fact that they do not relate only to historical or current facts. They may use words such as “guidance”, “anticipate”, “may”, “expect”, “should”, “believe”, “will”, and other words of similar meaning in connection with future events or future operating or financial performance. Any or all of the Company’s forward-looking statements here and in other publications may turn out to be wrong.

Third-quarter results and trends described in this release may not necessarily be indicative of the Company’s future performance. The Company’s outlook is subject to various risks and uncertainties and is based on assumptions that the Company believes in good faith are reasonable, but which may be materially different from actual results. Factors that the Company currently believes could cause actual results to differ materially from the forward-looking statements in this release (including the outlook) include, but are not limited to: the ability of the Company to face challenges, including shipment declines resulting from economic events beyond the Company’s control; a widespread decline in aggregates pricing, including a decline in aggregates shipment volume negatively affecting aggregates price; the history of both cement and ready mixed concrete being subject to significant changes in supply, demand and price fluctuations; the termination, capping and/or reduction or suspension of the federal and/or state gasoline tax(es) or other revenue related to public construction; the level and timing of federal, state or local transportation or infrastructure or public projects funding and any issues arising from such federal and state budgets, most particularly in Texas, Colorado, North Carolina, Minnesota, California, Georgia, Arizona, Iowa, Florida and Indiana; the United States Congress’ inability to reach agreement among themselves or with the Executive Branch on policy issues that impact the federal budget; the ability of states and/or other entities to finance approved projects either with tax revenues or alternative financing structures; levels of construction spending in the markets the Company serves; a reduction in defense spending and the subsequent impact on construction activity on or near military bases; a decline in energy-related construction activity resulting from a sustained period of low global oil prices or changes in oil production patterns or capital spending in response to this decline, particularly in Texas and West Virginia; sustained high residential mortgage rates and other factors that has resulted in a slowdown in residential construction in some geographies; unfavorable weather conditions, particularly Atlantic Ocean, Pacific Ocean and Gulf of Mexico storm and hurricane activity, wildfires, the late start to spring or the early onset of winter and the impact of a drought or excessive rainfall in the markets served by the Company, any of which can significantly affect production schedules, volumes, product and/or geographic mix and profitability; the volatility of fuel costs and energy, particularly diesel fuel, electricity, natural gas and the impact on the cost, or the availability generally, of other consumables, namely steel, explosives, tires and conveyor belts, and with respect to the Company’s Magnesia Specialties business, natural gas; continued increases in the cost of other repair and supply parts; construction labor shortages and/or supply‐chain challenges; unexpected equipment failures, unscheduled maintenance, industrial accident or other prolonged and/or significant disruption to production facilities; the resiliency and potential declines of the Company’s various construction end-use markets; the potential negative impacts of new waves of COVID-19 or its variants, or any other outbreak of disease, epidemic or pandemic, or similar public health threat, or fear of such event, and its related economic or societal response, including any impact on the Company's suppliers, customers or other business partners as well as on its employees; the performance of the United States economy; increasing governmental regulation, including environmental laws and climate change regulations at the federal and state levels; the failure of relevant government agencies to implement expected regulatory reductions; transportation availability or a sustained reduction in capital investment by the railroads, notably the availability of railcars, locomotive power and the condition of rail infrastructure to move trains to supply the Company’s Texas, Colorado, Florida, Carolinas and the Gulf Coast markets, including the movement of essential dolomitic lime for magnesia chemicals to the Company’s plant in Manistee, Michigan and its customers; increased transportation costs, including increases from higher or fluctuating passed-through energy costs or fuel surcharges, and other costs to comply with tightening regulations, as well as higher volumes of rail and water shipments; availability of trucks and licensed drivers for transport of the Company’s materials; availability and cost of construction equipment in the United States; weakening in the steel industry markets served by the Company’s dolomitic lime products; potential impact on costs, supply chain, oil and gas prices, or other matters relating to the war between Russia and Ukraine, the war in Israel and related conflict in the Middle East and the conflict between China and Taiwan; trade disputes with one or more nations impacting the U.S. economy, including the impact of tariffs on the steel industry; unplanned changes in costs or realignment of customers that introduce volatility to earnings, including that of the Magnesia Specialties business that is running at capacity; proper functioning of information technology and automated operating systems to manage or support operations; inflation and its effect on both production and interest costs; the concentration of customers in construction markets and the increased risk of potential losses on customer receivables; the impact of the level of demand in the Company’s end-use markets, production levels and management of production costs on the operating leverage and therefore profitability of the Company; the possibility that the expected synergies from acquisitions will not be realized or will not be realized within the expected time period, including achieving anticipated profitability to maintain compliance with the Company’s leverage ratio debt covenant; changes in tax laws, the interpretation of such laws and/or administrative practices, including acquisitions or divestitures, that would increase the Company’s tax rate; violation of the Company’s debt covenant if price and/or volumes return to previous levels of instability; downward pressure on the Company’s common stock price and its impact on goodwill impairment evaluations; the possibility of a reduction of the Company’s credit rating to non-investment grade; and other risk factors listed from time to time found in the Company’s filings with the SEC.

You should consider these forward-looking statements in light of risk factors discussed in Martin Marietta’s Annual Report on Form 10-K for the year ended December 31, 2022, and other periodic filings made with the SEC. All of the Company’s forward-looking statements should be considered in light of these factors. In addition, other risks and uncertainties not presently known to the Company or that it considers immaterial could affect the accuracy of its forward-looking statements, or adversely affect or be material to the Company. The Company assumes no obligation to update any such forward-looking statements.

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Appendix

MARTIN MARIETTA MATERIALS, INC.

Unaudited Statements of Earnings

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
	(In Millions, Except Per Share Data)
Total Revenues	$1,994.1	$1,811.7	$5,169.0	$4,684.2
Total Cost of Revenues	1,318.1	1,323.9	3,629.8	3,615.1

Gross Profit	676.0	487.8	1,539.2	1,069.1

Selling, general and administrative expenses	108.1	94.9	324.1	296.0
Acquisition and integration expenses	3.3	1.8	4.5	6.1
Other operating income, net	(2.0)	(14.8)	(15.3)	(177.4)
Earnings from Operations	566.6	405.9	1,225.9	944.4

Interest expense	40.8	42.8	125.1	126.4
Other nonoperating income, net	(14.3)	(7.3)	(49.2)	(40.1)
Earnings from continuing operations before income tax expense	540.1	370.4	1,150.0	858.1
Income tax expense	109.9	79.2	237.4	189.4
Earnings from continuing operations	430.2	291.2	912.6	668.7
(Loss) Earnings from discontinued operations, net of income tax (benefit) expense	(13.6)	4.1	(25.8)	14.3
Consolidated net earnings	416.6	295.3	886.8	683.0
Less: Net (loss) earnings attributable to noncontrolling interests	(0.1)	—	0.4	(0.2)
Net Earnings Attributable to Martin Marietta	$416.7	$295.3	$886.4	$683.2

Net Earnings (Loss) Attributable to Martin Marietta
Per Common Share:
Basic from continuing operations	$6.96	$4.67	$14.73	$10.73
Basic from discontinued operations	(0.22)	0.07	(0.42)	0.23
	$6.74	$4.74	$14.31	$10.96

Diluted from continuing operations	$6.94	$4.67	$14.69	$10.69
Diluted from discontinued operations	(0.22)	0.06	(0.42)	0.23
	$6.72	$4.73	$14.27	$10.92

Weighted-Average Common Shares Outstanding:
Basic	61.8	62.3	61.9	62.4
Diluted	62.0	62.5	62.1	62.5

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Appendix

MARTIN MARIETTA MATERIALS, INC.
Unaudited Operating Segment Financial Highlights

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
	(Dollars in Millions)
Total revenues:
Building Materials:
East Group	$814.3	$773.6	$2,079.0	$1,866.9
West Group	1,104.3	962.4	2,850.6	2,582.9
Total Building Materials	1,918.6	1,736.0	4,929.6	4,449.8
Magnesia Specialties	75.5	75.7	239.4	234.4
Total	$1,994.1	$1,811.7	$5,169.0	$4,684.2

Earnings (Loss) from operations:
Building Materials:
East Group	$295.2	$239.4	$631.6	$478.0
West Group	283.0	159.7	617.3	477.2
Total Building Materials	578.2	399.1	1,248.9	955.2
Magnesia Specialties	16.9	16.5	60.8	58.4
Total reportable segments	595.1	415.6	1,309.7	1,013.6
Corporate	(28.5)	(9.7)	(83.8)	(69.2)
Total earnings from operations	$566.6	$405.9	$1,225.9	$944.4
Interest Expense	40.8	42.8	125.1	126.4
Other nonoperating income, net	(14.3)	(7.3)	(49.2)	(40.1)
Total earnings from continuing operations before income tax expense	$540.1	$370.4	$1,150.0	$858.1

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Appendix

MARTIN MARIETTA MATERIALS, INC.
Unaudited Product Line Financial Highlights

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2023		2022		2023		2022
	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues
	(Dollars in Millions)
Total revenues:
Building Materials:
Aggregates	$1,216.3		$1,130.7		$3,279.6		$2,945.0
Cement	199.1		168.2		565.3		469.0
Ready mixed concrete	285.2		227.7		776.5		745.4
Asphalt and paving	359.9		314.0		658.7		586.4
Less: Interproduct sales	(141.9)		(104.6)		(350.5)		(296.0)
Total Building Materials	1,918.6		1,736.0		4,929.6		4,449.8
Magnesia Specialties	75.5		75.7		239.4		234.4
Consolidated total revenues	$1,994.1		$1,811.7		$5,169.0		$4,684.2

Gross profit (loss):
Building Materials:
Aggregates	$440.6	36.2%	$333.6	29.5%	$1,049.5	32.0%	$743.6	25.3%
Cement	108.7	54.6%	67.3	40.0%	249.0	44.1%	144.8	30.9%
Ready mixed concrete	34.1	11.9%	18.7	8.2%	80.7	10.4%	55.3	7.4%
Asphalt and paving	66.1	18.4%	49.7	15.8%	82.1	12.5%	63.0	10.7%
Total Building Materials	649.5	33.8%	469.3	27.0%	1,461.3	29.6%	1,006.7	22.6%
Magnesia Specialties	21.4	28.3%	20.6	27.2%	74.1	30.9%	70.9	30.2%
Corporate	5.1	NM	(2.1)	NM	3.8	NM	(8.5)	NM
Consolidated gross profit	$676.0	33.9%	$487.8	26.9%	$1,539.2	29.8%	$1,069.1	22.8%

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Appendix

MARTIN MARIETTA MATERIALS, INC.
Balance Sheet Data

	September 30,	December 31,
	2023	2022
	Unaudited	Audited
	(In millions)
ASSETS
Cash and cash equivalents	$647.6	$358.0
Restricted cash	—	0.8
Restricted investments (to satisfy discharged debt and related interest)	—	704.6
Accounts receivable, net	1,047.5	785.9
Inventories, net	993.1	873.7
Current assets held for sale	45.8	73.2
Other current assets	83.4	80.7
Property, plant and equipment, net	6,352.7	6,316.7
Intangible assets, net	4,476.3	4,497.3
Operating lease right-of-use assets, net	374.9	383.5
Noncurrent assets held for sale	307.3	372.5
Other noncurrent assets	589.2	546.7
Total assets	$14,917.8	$14,993.6

LIABILITIES AND EQUITY
Current maturities of long-term debt, including discharged debt	$399.5	$699.1
Current liabilities held for sale	1.3	4.5
Other current liabilities	740.3	742.0
Long-term debt (excluding current maturities)	3,944.7	4,340.9
Noncurrent liabilities held for sale	20.1	21.8
Other noncurrent liabilities	2,007.1	2,012.5
Total equity	7,804.8	7,172.8
Total liabilities and equity	$14,917.8	$14,993.6

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Appendix

MARTIN MARIETTA MATERIALS, INC.

Unaudited Statements of Cash Flows

	Nine Months Ended
	September 30,
	2023	2022
	(Dollars in Millions)
Cash Flows from Operating Activities:
Consolidated net earnings	$886.8	$683.0
Adjustments to reconcile consolidated net earnings to net cash provided by operating activities:
Depreciation, depletion and amortization	384.6	380.3
Stock-based compensation expense	39.0	34.3
Loss (Gain) on divestitures, sales of assets and extinguishment of debt	4.7	(190.7)
Deferred income taxes, net	(1.9)	(1.0)
Other items, net	(8.4)	(1.0)
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable, net	(264.4)	(237.9)
Inventories, net	(130.3)	(87.0)
Accounts payable	45.1	18.1
Other assets and liabilities, net	17.3	(37.4)
Net Cash Provided by Operating Activities	972.5	560.7

Cash Flows from Investing Activities:
Additions to property, plant and equipment	(464.1)	(309.1)
Acquisitions, net of cash acquired	—	11.0
Proceeds from divestitures and sales of assets	98.3	679.1
Proceeds from sale of restricted investments related to discharge of long-term debt	700.0	—
Purchase of restricted investments to discharge long-term debt	—	(704.6)
Investments in life insurance contracts, net	6.8	2.2
Other investing activities, net	(14.7)	(3.0)
Net Cash Provided by (Used for) Investing Activities	326.3	(324.4)

Cash Flows from Financing Activities:
Repayments of debt	(700.0)	(54.5)
Payments on finance lease obligations	(13.1)	(11.1)
Debt issuance and extinguishment costs	(0.2)	(0.3)
Dividends paid	(128.2)	(118.1)
Repurchases of common stock	(150.0)	(150.0)
Distributions to owners of noncontrolling interest	(0.5)	—
Proceeds from exercise of stock options	0.8	0.6
Shares withheld for employees’ income tax obligations	(18.8)	(26.1)
Net Cash Used for Financing Activities	(1,010.0)	(359.5)
Net Increase (Decrease) in Cash, Cash Equivalents and Restricted Cash	288.8	(123.2)
Cash, Cash Equivalents and Restricted Cash, beginning of period	358.8	258.9
Cash, Cash Equivalents and Restricted Cash, end of period	$647.6	$135.7

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Appendix

MARTIN MARIETTA MATERIALS, INC.

Unaudited Operational Highlights

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2023	2022	% Change	2023	2022	% Change
Total Shipments (in millions)
Aggregates tons	55.9	60.2	(7.3)%	152.2	160.1	(5.0)%
Cement tons	1.1	1.1	0.2%	3.2	3.2	(2.0)%
Ready mixed concrete cubic yards	1.8	1.7	3.6%	5.1	5.9	(14.6)%
Asphalt tons	3.9	3.7	5.7%	7.0	6.9	1.2%

Average unit sales price by product line (including internal sales):
Aggregates (per ton)	$19.98	$16.65	20.0%	$19.72	$16.41	20.2%
Cement (per ton)	$177.48	$149.24	18.9%	$172.93	$139.64	23.8%
Ready mixed concrete (per cubic yard)	$160.43	$132.64	20.9%	$152.79	$125.32	21.9%
Asphalt (per ton)	$65.58	$61.45	6.7%	$65.71	$61.21	7.4%

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Appendix

MARTIN MARIETTA MATERIALS, INC.

Non-GAAP Financial Measures

Earnings from continuing operations before interest; income taxes; depreciation, depletion and amortization expense; the earnings/loss from nonconsolidated equity affiliates; acquisition and integration expenses; and the nonrecurring gain on divestiture (Adjusted EBITDA) is an indicator used by the Company and investors to evaluate the Company’s operating performance from period to period. Adjusted EBITDA is not defined by generally accepted accounting principles and, as such, should not be construed as an alternative to earnings from operations, net earnings attributable to Martin Marietta or operating cash flow. For further information on Adjusted EBITDA, refer to the Company’s website at www.martinmarietta.com.

Reconciliation of Net Earnings from Continuing Operations Attributable to Martin Marietta to Adjusted EBITDA

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
	(Dollars in Millions)
Net earnings from continuing operations attributable to Martin Marietta	$430.3	$291.2	$912.2	$668.9
Add back (Deduct):
Interest expense, net of interest income	31.9	38.8	93.1	121.5
Income tax expense for controlling interests	109.9	79.1	237.3	189.4
Depreciation, depletion and amortization expense and earnings/loss from nonconsolidated equity affiliates	129.8	122.4	378.1	374.6
Acquisition and integration expenses	3.3	1.8	4.5	6.1
Nonrecurring gain on divestiture	—	(0.2)	—	(151.9)
Adjusted EBITDA	$705.2	$533.1	$1,625.2	$1,208.6

Reconciliation of the GAAP Measure to 2023 Adjusted EBITDA Guidance Range

	Low Point of Range	High Point of Range
	(Dollars in Millions)
Net earnings from continuing operations attributable to Martin Marietta	$1,095.0	$1,195.0
Add back:
Interest expense, net of interest income	125.0	130.0
Income tax expense for controlling interests	325.0	310.0
Depreciation, depletion and amortization expense and earnings/loss from nonconsolidated equity affiliates	505.0	515.0
Adjusted EBITDA	$2,050.0	$2,150.0

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Appendix

MARTIN MARIETTA MATERIALS, INC.

Non-GAAP Financial Measures (Continued)

Mix-adjusted average selling price (mix-adjusted ASP) is a non-GAAP measure that excludes the impact of period-over-period product, geographic and other mix on the average selling price. Mix-adjusted ASP is calculated by comparing current-period shipments to like-for-like shipments in the comparable prior period. Management uses this metric to evaluate the realization of pricing increases and believes this information is useful to investors. The following reconciles reported average selling price to mix-adjusted ASP and corresponding variances.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Aggregates:
Reported average selling price	$19.98	$16.65	$19.72	$16.41
Adjustment for impact of product, geographic and other mix	(0.47)		(0.34)
Mix-adjusted ASP	$19.51		$19.38

Reported average selling price variance	20.0%		20.2%
Mix-adjusted ASP variance	17.2%		18.1%

Cement - Continuing Operations:
Reported average selling price	$177.48	$149.24	$172.93	$139.64
Adjustment for impact of product, geographic and other mix	(0.44)		(0.44)
Mix-adjusted ASP	$177.04		$172.49

Reported average selling price variance	18.9%		23.8%
Mix-adjusted ASP variance	18.6%		23.5%

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